Exhibit 99.26(r)

Securian Life Insurance Company

Power of Attorney

To Sign Registration Statements

WHEREAS, Securian Life Insurance Company (“Securian Life”) has established a separate account to fund certain variable life insurance contracts; and

WHEREAS, Securian Life Variable Universal Life Account (“Variable Universal Life Account”) (333-132009) is a separate account of Securian Life which has been established for the purpose of issuing group variable universal life insurance policies on a variable basis and which is to be registered as a unit investment trust under the Investment Company Act of 1940 offering group variable universal life insurance policies to be registered under the Securities Act of 1933.

NOW THEREFORE, We, the undersigned Directors and Officers of Securian Life, do hereby appoint Alfrieda B. Baldwin and Dwayne C. Radel, and each of them individually, as attorney in fact for the purpose of signing in their names and on their behalf as Directors of Securian Life and filing with the Securities and Exchange Commission Registration Statements, or any amendment thereto, for the purpose of: a) registering policies of the Variable Universal Life Account for sale by that entity and Securian Life under the Securities Act of 1933; and b) registering the Variable Universal Life Account as a unit investment trust under the Investment Company Act of 1940.

SIGNATURE	TITLE	DATE

/s/Robert L. Senkler	President, Chairman and Chief Executive Officer	April 14, 2009
Robert L. Senkler

/s/Alfrieda B. Baldwin	Director	April 14, 2009
Alfrieda B. Baldwin

/s/Leslie J. Chapman	Director	April 14, 2009
Leslie J. Chapman

/s/James E. Johnson	Director	April 14, 2009
James E. Johnson

/s/Robert M. Olafson	Director	April 14, 2009
Robert M. Olafson

SIGNATURE	TITLE	DATE

/s/Dwayne C. Radel	Director	April 14, 2009
Dwayne C. Radel

/s/ Warren J. Zaccaro	Director	April 14, 2009
Warren J. Zaccaro